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                        MERCER MUTUAL INSURANCE COMPANY

                               BENEFIT AGREEMENT

THIS AGREEMENT, made and entered into effect this 11th day of December, 1989, to be effective January 1, 1990, by and between the Mercer Mutual Insurance Company, a Corporation organized and existing under the laws of the State of New Jersey, hereinafter called the Corporation, and the Board of Directors of the
Corporation:


                                  WITNESSETH:

WHEREAS, it is the consensus of the Board of Directors that the Affected Members' Service to the Corporation in the past has been of exceptional merit and has constituted an invaluable contribution to the general welfare of the Corporation and in bringing it to its present status of operating efficiency, and its present position in its field of activity; and,

WHEREAS, the experience and knowledge of the Affected Members of the affairs of the Corporation, is so valuable that assurance of their continued services being essential for the future growth and profits of the Corporation, and it is in the best interests of the Corporation to arrange terms of continued service for the Affected Members so as to reasonably assure their remaining with the Corporation during their lifetime or until the age of retirement; and,

WHEREAS, it is the desire of the Corporation that their services be retained as herein provided; and,

WHEREAS, the Affected Members are willing to continue their service to the Corporation provided the Corporation agrees to pay to them or their beneficiaries certain benefits in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future, as well as of the mutual promises and covenants herein contained, it as agreed as follows:



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                                  ARTICLE ONE

1.1 EMPLOYMENT. The Corporation agrees to engage the Affected Members as appointees of the Board of Directors as the Corporation will determine by Election or appointment. The Affected Members will continue service to the Corporation in such capacity and with such duties and responsibilities and with such compensation as may be determined from time to time by the Board of Directors of the Corporation.

     The benefits provided by this Agreement are granted by the Corporation as a fringe benefit to the Affected Members and are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Affected Members have no option to take any current payment or bonus in lieu of these benefits.

                                  ARTICLE TWO

     DEFINITIONS

2.1 "Affected Members" means those individuals who are designated as being a Member of the Board of Directors of the Corporation and a participant under this Agreement as evidenced by the Schedule A attached, and as the Schedule may be amended from time to time.

2.2 "Compensation" means the monthly Director's Retainer fee as designated by the Board of Directors.

2.3 "Early Retirement Date" means the first day of the month coinciding with or next following the attainment of age 65 and the completion of at least 10 Years of Service. Members of the Board of Directors who were elected or appointed prior to January 1, 1990, may retire at anytime.

2.4 "Normal Form of Benefit" means an annuity expressed as a ten year certain annuity (no life thereafter). In addition, the Affected Members shall also be permitted to elect a lump sum option on the value of the annuity at his Retirement Date.

2.5 "Normal Retirement Date" means the first day of the month coinciding with or next following the attainment of age 75 and the completion of at least 10 Years of Service. Members of the Board of Directors who were elected or appointed prior to January 1, 1990, may retire at any time.







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                                 ARTICLE THREE

3.1 RETIREMENT BENEFIT. If the Affected Members shall continue in the service of the Corporation until attaining the age of seventy-five (75) and 10 Years of Service, they may retire from service as of the first day of the month next following attainment of age 75 and 10 Years of Service or upon such later date as may be mutually agreed upon by the Affected Members and the Corporation.

     The Corporation agrees that upon such retirement it will pay to the Affected Member a pension equal to the monthly Director's Retainer Fee which is in effect at the time of such Affected Member's Retirement Date, and such benefit shall not be indexed beyond that date. Notwithstanding the foregoing, said Director's Retainer Fee may be indexed after the effective date of this Agreement and prior to the Affected Member's Retirement Date.

     Each Affected Member who is appointed or elected to the Board of Directors prior to January 1, 1990, shall be eligible to receive the benefit set forth in the paragraph above regardless of age or service requirements.

3.2 DEATH BENEFIT. The Corporation agrees that if the Affected Member shall retire and then die before he has received 120 monthly payments, it will pay a death benefit to his designated beneficiary or surviving spouse. The death benefit will be equal to the amount calculated pursuant to Section 3.1, to be paid to the surviving spouse or designated beneficiary, with no more than 120 payments being made to the Affected Member and his designated beneficiary or surviving spouse. In addition, the surviving spouse or designated Beneficiary shall also have the option to elect a lump sum distribution on the value of the annuity based on the total of the monthly payments left after the Affected Member dies.

     If the Affected Member dies before he retires, his surviving spouse or designated beneficiary shall receive a death benefit equal to the accumulated funds contributed under this Agreement to provide such Affected Member with a retirement benefit pursuant to Section 3.1.

                                  ARTICLE FOUR

4.1 ALIENABILITY. Neither the Affected Members, their widows, nor any other beneficiary under this Agreement shall have the power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of debts, judgments, alimony or separate maintenance, owed by the Affected Members or their beneficiaries or any of them, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Affected Members or any beneficiaries attempt assignment,


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     commutation, hypothecation, transfer, or disposal of the benefit hereunder the Corporation's liabilities shall forthwith cease and terminate.

                                  ARTICLE FIVE

5.1 PARTICIPATION IN OTHER PLANS. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of Affected Members to participate in and be covered by any Pension, Profit Sharing, Group Insurance, Deferred Compensation, Bonus or similar employee plans which the Corporation may now or hereafter sponsor for their benefit.

                                  ARTICLE SIX

6.1 FUNDING. The Corporation reserves the right at its sole and exclusive discretion either to fund the obligations of the Corporation undertaken by this Agreement or to refrain from funding the same, and to determine the extent, nature, and method of such funding. At no time shall the Affected Members be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation.

6.2 This Article shall not be construed as giving the Affected Members or their beneficiaries any greater rights than those of any other unsecured creditor of the Corporation.

                                 ARTICLE SEVEN

7.1 REORGANIZATION. If the Corporation shall merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person, such succeeding or continuing corporation, firm, or person may agree to assume and discharge the obligations of the Corporation under this Agreement. Upon the occurrence of such event, the term "Corporation" as used in this Agreement shall be deemed to refer to such successor or survivor Corporation. However, if such successor or survivor Corporation does not agree to assume the obligations of the Corporation under this Agreement, all benefits under this Agreement shall become immediately vested and the funded amount will be payable to the Affected Members in a lump sum on the effective date of the reorganization.

                                 ARTICLE EIGHT

8.1 NOT A CONTRACT OF EMPLOYMENT. This Agreement shall not be deemed to constitute a contract of service between parties hereto, nor shall any provision hereof restrict the right of the Corporation to discharge the Affected Members, or restrict the right of the Affected Members to terminate their service.


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                                  ARTICLE NINE

9.1 CLAIMS PROCEDURE. In the event that benefits under this Plan Agreement are not paid to the Affected Members (or their beneficiaries in the case of the Affected Members' death), and such person feels entitled to receive them, a claim shall be made in writing to the Plan Administrator. Such claims shall be reviewed by the Plan Administrator and the Corporation. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, specific reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

     If a claim is denied and a review is desired, the Affected Members (or their beneficiaries in the case of the Affected Members' death), shall notify the Plan Administrator in writing within sixty (60) days and a claim shall be deemed denied if the Plan Administrator does not take any action within the aforesaid ninety (90)-day period. In requesting a review, the Affected Members (or their beneficiaries) may review this Plan Agreement or any documents relating to it and submit any written issues and comments he or she may feel appropriate. In its sole discretion, the Plan Administrator shall then review the claim and provide a written decision within sixty
     (60) days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan Agreement on which the decision is based.

     For purposes of implementing this claims procedure (but not for any other purpose), the Board of Directors of Mercer Mutual Insurance Company are hereby designated as the Named Fiduciary and Plan Administrator of this Agreement.

                                  ARTICLE TEN

10.1 ARBITRATION. In the event of any dispute, controversy or misunderstanding arising between the parties hereto, which may, directly or indirectly concern or involve any of the terms, covenants or conditions hereof, the parties agree that such controversy shall be settled by arbitration in the Borough of Pennington, New Jersey in accordance with the Rules of American Arbitration Association. One arbitrator shall be named by each party involved in the dispute and then an additional arbitrator shall be named by the arbitrators so chosen. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs of the arbitration shall be borne by the party or parties designated by the arbitrators.


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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its designated representative, and its Corporate seal affixed, duly attested by its Secretary, Marion J. Crum this 14th day December, 1998.


                              FOR MERCER MUTUAL INSURANCE COMPANY


                                      /s/ WILLIAM C. HART
                                 -----------------------------
                                               Name


                                            President
                                 -----------------------------
                                               Title



                                               ATTEST:

     /s/ MARION J. CRUM
------------------------------
         Secretary


     DEBRA A. HARTINGALE
------------------------------
          Witness



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                                   SCHEDULE A

                 Attachment to Mercer Mutual Insurance Company
                               Benefit Agreement

                                Affected Members


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                                                      YEAR FIRST ELECTED OR
        NAME                 DATE OF BIRTH                 APPOINTED
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Roland D. Boehm                 12/09/37                      1980
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James J. Freda                  04/08/21                      1985
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William C. Hart                 03/15/33                      1970
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George T. Hornyak, Jr.          01/26/50                      1985
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Richard U. Niedt                08/24/31                      1979
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Eric W. Turner, Jr.             09/24/21                      1968
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Richard G. Van Noy              05/23/41                      1979
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